EXHIBIT 23

Consent of Independent Auditors

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-75908) of LodgeNet Entertainment Corporation of our report dated May 23, 2003, relating to the financial statements of LodgeNet Entertainment Corporation 401(k) Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota
June 26, 2003

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